UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

RSU Agreement

On August 24, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VeriSign, Inc. (“VeriSign”) adopted and approved performance based terms and conditions for restricted stock unit awards (“RSU awards”) granted to VeriSign’s executive officers under the VeriSign 2006 Equity Incentive Plan (the “2006 Plan”) and also adopted and approved the form of Performance Based Restricted Stock Unit Agreement (“RSU Agreement”) to be used in connection with such grants.

The RSU awards will vest in full on the three year anniversary of the grant date if (i) VeriSign’s common stock attains the Stock Price Target described below during the 36 month period following the grant date and (ii) if the executive officer is employed with VeriSign at the end of such period. The Stock Price Target is equal to the average closing price of VeriSign common stock on the 60 consecutive trading days preceding the grant date, with an increase of 10% per year during the three year period following the grant date. If the Stock Price Target is not met during this three year period, then 50% of the RSU award will vest on the fourth year anniversary of the grant date, assuming the executive officer is still employed by VeriSign on that date, and the remaining 50% of the RSU award will be forfeited.

If an executive officer’s employment is terminated before the end of the 36 month period due to death or total long-term disability or if the executive officer’s employment is voluntarily terminated for Good Reason (defined below) or involuntarily terminated without Cause (defined below) and (i) the Stock Price Target is met as of the executive officer’s termination date, then a pro rata portion (based on the executive officer’s termination date) of the RSU award vests immediately upon termination or (ii) the Stock Price Target is not met as of the executive officer’s termination date but is met within 36 months of the grant date, then vesting of a pro rata portion of the RSU award will occur at the time that the Stock Price Target is met. If the Stock Price Target is not reached by the end of the 36 month period then the RSU award will be forfeited in its entirety.

“Good Reason” under the RSU Agreement means any one of the following: (i) a material and adverse change in the executive officer’s authority, duties or responsibilities; (ii) a reduction in base salary, except for an across-the-board reduction of not more than 10% of base salary applicable to all senior executives; (iii) a reduction in bonus opportunity of 5% or more, except for an across-the-board reduction applicable to all senior executives; (iv) a failure to provide the executive officer with long-term incentive opportunities that in the aggregate are at least comparable to the long-term incentives provided to other senior executives; (v) a reduction of at least 5% in aggregate benefits under employee benefit plans; or (vi) a requirement that the executive officer be based at an office location more than 40 miles from the executive officer’s principal place of employment if such relocation increases the executive officer’s commute by more than 10 miles.

“Cause” under the RSU Agreement means any one of the following: (i) willful and continued failure to substantially perform duties after written notice; (ii) conviction of (or plea of guilty or no contest to) a felony involving moral turpitude; (iii) willful misconduct or gross negligence resulting in material harm to VeriSign; or (iv) willful violation of VeriSign company policies resulting in material harm to VeriSign.

The foregoing summary is subject to, and qualified in its entirety by, the form of RSU Agreement attached to this Current Report on Form 8-K as Exhibit 99.1.

Severance Agreement

In connection with the resignation of Dana L. Evan, former Executive Vice President, Finance and Administration and Chief Financial Officer of VeriSign on July 10, 2007, VeriSign has entered into a Severance and General Release Agreement (the “Agreement”) with Ms. Evan, effective August 22, 2007.

Pursuant to the terms of the Agreement, Ms. Evan will provide consulting services to VeriSign from July 11, 2007 to December 31, 2007 and VeriSign will pay Ms. Evan $10,000 per month for such services. Ms. Evan will also receive: (i) $672,000 as a severance payment that will be payable in two installments, with $450,240 of such amount to be paid within 30 days of the effective date of the Agreement and the remaining $221,760 to be paid on the one year anniversary of her resignation date, provided that Ms. Evan is in full compliance of her obligations under the Agreement; (ii) her full target bonus for 2006 in the amount of $252,000 (to be paid within 30 days of the effective date of the Agreement) and her pro rated target bonus for 2007 (to be paid when VeriSign pays bonuses for 2007 to its employees), provided that Ms. Evan is in full compliance of her obligations under the Agreement; (iii) an acceleration of vesting of 49,353 shares subject to outstanding stock options with a weighted average exercise price of approximately $17.43 per share; (iv) an acceleration of vesting with respect to 4,950 shares subject to restricted stock units; and (v) payments equal to 18 months of COBRA and life insurance premiums. Ms. Evan may exercise her vested stock options for up to six months following her resignation date. In addition, Ms. Evan has agreed to execute a release in favor of VeriSign and to not solicit VeriSign’s employees, consultants and employees for 12 months after her resignation date, and be bound by a non-competition obligation for 12 months after her resignation date.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 24, 2007, the Compensation Committee adopted and approved a form of Change-in-Control and Retention Agreement to be entered into with VeriSign’s executive officers (the “CIC Agreement”) and a form of Change-in-Control and Retention Agreement to be entered into with VeriSign’s Chief Executive Officer, William A. Roper, Jr. (the “CEO Agreement”). The terms and conditions of the CIC Agreement and CEO Agreement are materially consistent with the Change-in-Control Policy (the “Policy”) previously adopted by the Compensation Committee on August 7, 2007 and disclosed in Item 5.02 of VeriSign’s Current Report on Form 8-K filed August 13, 2007, which is incorporated herein by this reference, with the additional provisions described below.

CIC Agreement

In addition to the terms and conditions approved as part of the Policy, the CIC Agreement also contains the following provisions:

•

immediate vesting of all of the executive officer’s unvested stock options and restricted stock units if there is a termination of such officer’s employment within twenty-four months after a change-in-control (as defined in the Policy) by VeriSign without Cause (as defined in the Policy) or by the officer for Good Reason (as defined in the Policy) (or up to six months before a change-in-control if the officer is terminated at the request of a third party in contemplation of a change-in-control and the change-in-control is effective within six months of the termination date); however, if the consideration to be received by stockholders of the Company in connection with the change-in-control consists of substantially all cash or if the stock options and restricted stock units held by the executive officer are not assumed in the change-in-control, then all of the executive officer’s then-unvested and outstanding stock options and restricted stock units shall vest immediately prior to the change-in-control regardless of whether or not there is a termination of employment in connection therewith;

•

to the extent any payments are characterized as a parachute payment within the meaning of Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and such characterization would subject the executive officer to a federal excise tax due to that characterization, the executive officer may elect to be paid in full or in such lesser amount as would result in the executive officer’s receipt, on an after-tax basis, of the greatest amount of termination and other benefits, after taking into account applicable federal, state and local taxes, including the excise tax under Section 4999 of the Code;

•

an initial term of two years and automatic renewal for one-year periods thereafter unless the Board of Directors terminates the CIC Agreement at least 90 days before the end of the then-current term; provided that such termination shall not be effective until the later of the last day of the initial two-year term or twelve months from termination following a change-in-control; and

•	the executive officer is prohibited from soliciting employees of VeriSign or competing against VeriSign for a period of 12 months.

The foregoing summary is subject to, and qualified in its entirety by, the form of CIC Agreement attached to this Current Report on Form 8-K as Exhibit 99.2.

CEO Agreement

Under the terms of the CEO Agreement, upon the triggering events described under “CIC Agreement” above, Mr. Roper will be entitled to receive severance benefits of:

•	any earned but unpaid salary and bonus;

•	the pro rata target bonus for the year in which he was terminated;

•	twenty-four months salary and bonus;

•	twenty-four months continued health benefits;

•	immediate acceleration of vesting of all unvested stock options and restricted stock units described under “CIC Agreement” above; and

•

a 280G excise tax gross-up payment to the extent any payments to Mr. Roper are characterized as parachute payments within the meaning of Section 4999 of the Code, provided that any such gross-up payment will only be made if the total parachute payment exceeds the applicable threshold amount by at least 10%.

The CEO Agreement has the same initial term and renewal and non-solicitation/non-competition provisions as described under “CIC Agreement” above.

The foregoing summary is subject to, and qualified in its entirety by, the form of CEO Agreement attached to this Current Report on Form 8-K as Exhibit 99.3.

RSU Agreement

The foregoing terms and conditions of the RSU Agreement described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference. In a change-in-control, the RSU awards granted to executive officers accelerate pursuant to the terms and conditions of the CIC Agreement as described above.

Severance Agreement

The foregoing terms and conditions of the Agreement with Dana L. Evan, former Executive Vice President, Finance and Administration and Chief Financial Officer of VeriSign, described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Form of Performance Based Restricted Stock Unit Agreement, as approved by the Compensation Committee on August 24, 2007.

99.2	Form of Change-in-Control and Retention Agreement for Executive Officers, as approved by the Compensation Committee on August 24, 2007.

99.3	Form of Change-in-Control and Retention Agreement for Chief Executive Officer, as approved by the Compensation Committee on August 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: August 30, 2007	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Performance Based Restricted Stock Unit Agreement, as approved by the Compensation Committee on August 24, 2007.

99.2	Form of Change-in-Control and Retention Agreement for Executive Officers, as approved by the Compensation Committee on August 24, 2007.

99.3	Form of Change-in-Control and Retention Agreement for Chief Executive Officer, as approved by the Compensation Committee on August 24, 2007.